SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐      Preliminary Proxy Statement
☑      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
☐      Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Dividend and Income Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑      No fee required.
☐      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

DIVIDEND AND INCOME FUND
11 HANOVER SQUARE
NEW YORK, NY 10005
WWW.DIVIDENDANDINCOMEFUND.COM

New York, NY
March 19, 2013

Dear Fellow Shareholders:

    It is our pleasure to invite you to the Annual Meeting (“Meeting”) of Shareholders of Dividend and Income Fund (the “Fund”) to be held at the Fund’s principal executive offices at 11 Hanover Square, 12th Floor, New York, New York 10005, on April 26, 2013.  The Meeting will be held at 8:30 a.m. (Eastern Time).  Formal notice of the Meeting appears on the next pages and is followed by the Proxy Statement for the Meeting.

    At the Meeting, you will be asked to re-elect Peter K. Werner and Thomas B. Winmill to the Board of Trustees of the Fund (“Board”) as Class II Trustees with each to serve until 2016 or until his successor is elected and qualifies. The Board has considered this proposal and unanimously recommends that you vote FOR the re-election of each Trustee.

    We hope you plan to attend the Meeting.  Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the Meeting.  Accordingly, we ask that you please sign, date, and return the enclosed Proxy Card at your earliest convenience.

    On behalf of the Board and the management of the Fund, I extend our appreciation for your continued support.

Sincerely,

        Thomas B. Winmill
President

YOUR VOTE IS IMPORTANT
We consider the vote of each shareholder important, whatever the number of shares held. Please sign, date and return your proxies in the enclosed envelope at your earliest convenience.
Delay may cause the Fund to incur additional expenses to solicit votes for the Meeting.

DIVIDEND AND INCOME FUND
11 HANOVER SQUARE
NEW YORK, NY 10005
WWW.DIVIDENDANDINCOMEFUND.COM

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 19, 2013

To the Shareholders of
Dividend and Income Fund:

    The Annual Meeting (“Meeting”) of Shareholders of Dividend and Income Fund (“Fund”) will be held at the Fund’s principal executive offices at 11 Hanover Square, 12th Floor, New York, New York 10005, on April 26, 2013, at 8:30 a.m. (Eastern Time), for the following purposes:

    1.    To re-elect Peter K. Werner and Thomas B. Winmill to the Board of Trustees of the Fund as Class II Trustees with each to serve until 2016 or until his successor is elected and qualifies.

    2.    To consider and act upon any other business as may properly come before the Meeting or any adjournment thereof.

    Proposal 1 is discussed in the Proxy Statement attached to this Notice.  THE BOARD OF TRUSTEES OF THE FUND, INCLUDING ALL OF THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1. Each shareholder is invited to attend the Meeting in person.  Only holders of record at the close of business on February 27, 2013 are entitled to receive notice of, and to vote at, the Meeting.

IF YOU CANNOT BE PRESENT AT THE MEETING, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD.  THE PROXY CARD SHOULD BE RETURNED IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET FORTH ON THE INSIDE COVER. WE ASK YOUR COOPERATION IN COMPLETING AND RETURNING YOUR PROXY PROMPTLY. THE ENCLOSED PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND.

           JOHN F. RAMIREZ
 Secretary

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and may avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

1.     Individual Accounts:  Sign your name exactly as it appears in the registration on the proxy card.

2.     Joint Accounts:  Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3.     All Other Accounts:  The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration.  For example:

Registration	Valid Signature

Corporate Accounts
(1) ABC Corp.	ABC Corp., by [title of authorized officer]

(2) ABC Corp., c/o John Doe Treasurer	John Doe

(3) ABC Corp. Profit Sharing Plan	John Doe, Trustee

Trust Accounts
(1) ABC Trust	Jane B. Doe, Trustee

(2) Jane B. Doe, Trustee, u/t/d 12/28/78	Jane B. Doe

Custodian or Estate Accounts

(1) John B. Smith, Cust., f/b/o John B. Smith, Jr. UGMA or UTMA	John B. Smith

(2) Estate of John Doe, John B. Smith, Jr., Executor	John B. Smith, Jr., Executor

ANNUAL MEETING OF SHAREHOLDERS
OF
DIVIDEND AND INCOME FUND
11 HANOVER SQUARE
NEW YORK, NY 10005
WWW.DIVIDENDANDINCOMEFUND.COM

PROXY STATEMENT

March 19, 2013

INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of Dividend and Income Fund, a Delaware statutory trust (“Fund”), to be voted at the Annual Meeting of Shareholders of the Fund to be held at the Fund’s principal executive offices at 11 Hanover Square, 12th Floor, New York, New York 10005, on April 26, 2013, and at any adjournments or postponements thereof (the “Meeting”). The Meeting will be held at 8:30 a.m. (Eastern Time).  This Proxy Statement, the accompanying Notice of the Annual Meeting of Shareholders, and the accompanying proxy card are being mailed to shareholders on or about March 21, 2013.

    The Board has fixed the close of business on February 27, 2013 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and at any postponements or adjournments thereof (the “Record Date”).  On the Record Date, 6,051,407 shares of the Fund were outstanding. Each outstanding share is entitled to one vote on each of the matters to be voted on at the Meeting.  All properly executed and timely received proxies will be voted at the Meeting in accordance with the directions marked thereon or otherwise provided therein. If you properly execute and return your proxies but do not indicate any voting instructions, your shares will be voted “FOR” each proposal. Any shareholder may revoke a proxy at any time prior to the exercise thereof by giving written notice to the Secretary of the Fund at 11 Hanover Square, New York, New York 10005, by signing another proxy of a later date, or by personally voting at the Meeting.

    As of the Record Date, the Fund is not aware of any person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), owning beneficially more than 5% of the Fund’s outstanding shares, except as follows:

Name and Address of Owner (1)	Amount and Nature of Ownership	Percentage of Outstanding Shares

Financial & Investment Management Group, Ltd. 111 Cass St. Traverse City, MI 49684	522,145 (2)	8.63%

Thomas B. Winmill P.O. Box 4 Walpole, NH 03608	434,279 (3)	7.18%

Bexil Corporation	429,154 (4)	7.09%

Midas Securities Group, Inc.	429,154 (5)	7.09%

Winmill & Co. Incorporated	429,154 (6)	7.09%

Name and Address of Owner (1)	Amount and Nature of Ownership	Percentage of Outstanding Shares
Winmill Family Trust	429,154 (7)	7.09%
Mark C. Winmill	429,154 (8)	7.09%
Castle Mortgage Corporation	237,741 (9)	3.93%
Bexil American Mortgage Inc.	237,741 (10)	3.93%
Bexil Securities LLC	191,413 (11)	3.16%

(1)	Unless otherwise noted, the address of each person is 11 Hanover Square, New York, NY 10005.

(2)
The number of shares shown is based solely on the Schedule 13G filed by Financial & Investment Management Group, Ltd. on March 6, 2013, reflecting information as of January 31, 2013, according to which Financial & Investment Management Group, Ltd. disclaims beneficial ownership of these shares.

(3)
Thomas B. Winmill is a trustee of the Winmill Family Trust and may be deemed to have indirect beneficial ownership of the 237,741 and 191,413 shares directly owned by Castle Mortgage Corporation ("Castle Mortgage") and Bexil Securities LLC ("Bexil Securities"), respectively, as a result of his status as a controlling person of the Winmill Family Trust, Winmill & Co. Incorporated (“Winco”), and Midas Securities Group, Inc. (“Midas Securities”). Mr. Thomas Winmill disclaims beneficial ownership of these shares. Mr. Thomas Winmill beneficially owns an additional 0.09% of the outstanding shares of the Fund. He does not disclaim beneficial ownership of these 5,125 shares.

(4)	Bexil Corporation (“Bexil”) has indirect beneficial ownership of these shares as a result of its status as the sole member of Bexil Securities and the majority owner of Bexil American Mortgage Inc. (“Bexil American”) and its subsidiary, Castle Mortgage.

(5)	Midas Securities owns approximately 22% of the outstanding shares of Bexil.

(6)	Winco owns all of the outstanding shares of Midas Securities.

(7)	The Winmill Family Trust owns all of the voting stock of Winco.

(8)	Mark C. Winmill is a trustee of the Winmill Family Trust and may be deemed to have indirect beneficial ownership of the 237,741 and 191,413 shares directly owned by Castle Mortgage and Bexil Securities, respectively, as a result of his status as a controlling person of the Winmill Family Trust, Winco, and Midas Securities. Mr. Mark Winmill disclaims beneficial ownership of these shares.

(9)	Castle Mortgage has beneficial ownership of these shares and has sole voting and investment power over these shares.

(10)	Bexil American has indirect beneficial ownership of these shares, as a result of its status as the the majority owner of Castle Mortgage.

(11)	Bexil Securities has beneficial ownership of these shares and has sole voting and investment power over these shares.

    The 7.09% beneficial ownership reported by Bexil, Midas Securities, Winco, Winmill Family Trust, Thomas B. Winmill, and Mark C. Winmil represents indirect record or beneficial ownership of the same Fund hares.Mr. Thomas Winmill and Mr. Mark Winmill may be deemed to beneficially own the shares of the Fund owned by Bexil Securities and Castle Mortgage, by virtue of their role as trustees of the Winmill Family Trust. Bexil Securities and Castle Mortgage each intends to vote its shares of the Fund in favor of Proposal 1. As of the Record Date, the officers and trustees of the Fund (other than Mr. Thomas Winmill) own in the aggregate less than 1% of the outstanding shares of the Fund.

    A quorum for the Meeting will consist of the presence in person or by proxy of the holders of not less than one-third of the votes entitled to be cast at the Meeting. Whether or not a quorum is present at the Meeting, the chairman of the Meeting shall have the power to adjourn the Meeting from time to time to a date not more than 120 days after the Record Date without further notice other than announcement at the Meeting.  Abstentions and broker non-votes will not have an impact on the chairman’s determination to adjourn the Meeting. At such adjourned Meeting at which a quorum is present, any business may be transacted which might have been transacted at the Meeting as originally notified.

    Properly executed proxies may contain instructions to abstain from voting or to withhold authority to vote (an “abstention”) or may represent a broker “non-vote” (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote). The shares represented by abstentions or broker non-votes will be considered present at the Meeting for purposes of determining the existence of a quorum for the transaction of business.  With respect to the proposal to re-elect the Class II Trustees, the affirmative vote of a plurality of votes cast at the Meeting on such matter is required. Neither abstentions nor broker non-votes, not being votes cast, will have any effect on the outcome of the shareholder vote.

    No other business may be acted upon at the Meeting other than as described in this Proxy Statement.  If any procedural matters related to the proposal described herein properly come before the Meeting, shares represented by proxies will be voted in the discretion of the person or persons holding the proxies.

    All costs of soliciting proxies for the Meeting will be borne by the Fund. Banks, brokerage houses, and other custodians will be requested on behalf of the Fund to forward solicitation material to the beneficial owners of Fund shares to obtain authorizations for the execution of proxies, and the Fund will reimburse them for any reasonable expenses they incur.  In addition, some of the officers of the Fund and persons affiliated with Bexil Advisers LLC, the Fund’s investment manager (“Bexil Advisers” or the “Investment Manager”), may, without remuneration, solicit proxies personally or by telephone or electronic communications.  Photographic identification will be required for admission to the Meeting.

The Fund prepares and mails to its shareholders financial reports, normally on a semi-annual basis.  The Fund will furnish to shareholders upon request, without charge, copies of its Annual Report to Shareholders, containing audited financial statements for the fiscal year ended December 31, 2012.  Requests for such Annual Report should be directed to the Fund at 11 Hanover Square, New York, New York, 10005 or by telephone toll-free at 1-800-937-5449.  Such Annual Report is not to be regarded as proxy soliciting material.

QUESTIONS AND ANSWERS REGARDING THE PROPOSAL

    While we strongly encourage you to read the full text of this Proxy Statement, we also are providing the following brief overview of the proposal in “Question and Answer” format.  If you have any questions about the proposal or how to vote your shares, please call the Fund at 1-212-785-0400.

Question:	What proposal will be acted upon at the Meeting?

A.
At the Meeting, you will be asked to re-elect Peter K. Werner and Thomas B. Winmill to the Board of Trustees of the Fund as Class II Trustees with each to serve until 2016 or until his successor is elected and qualifies (“Proposal 1”).

Question:	How does the Board recommend that I vote?

A.	After careful consideration of the proposal, the Board, including all those members who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (“1940 Act”)) of the Fund, unanimously approved Proposal 1 and recommends that you vote in favor of Proposal 1. The reasons for the Board’s recommendations are discussed in more detail below.

Question:	What number should I call if I have questions?

A.	We will be pleased to answer your questions about this proxy solicitation. Please call the Fund at 1-212-785-0400 with any questions.

Question:	How do I vote?

A.	You may use the enclosed postage-paid envelope to mail your proxy card or you may attend the Meeting in person.

THE BOARD OF TRUSTEES, INCLUDING ALL OF THE INDEPENDENT TRUSTEES,
UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1.

PROPOSAL 1

RE-ELECTION OF PETER K. WERNER AND THOMAS B. WINMILL
AS CLASS II TRUSTEES

    Pursuant to the governing documents of the Fund, the Board is divided into three classes: Class I, Class II, and Class III.  One class of Trustees is to be elected at each annual meeting of shareholders to serve for a term expiring at the time of the third succeeding annual meeting of shareholders, or thereafter in each case when their respective successors are elected and qualified.  At the Meeting, shareholders will be asked to re-elect Peter K. Werner and Thomas B. Winmill, whose term as the Class II Trustees will expire at the Meeting or thereafter when his successor is elected and qualified.  No other class of Trustees has a term that so expires this year.

    Upon the recommendation of the Board’s Nominating Committee for nomination by the Board as candidates for election as Trustees, with the unanimous approval of the Independent Trustees and the Continuing Trustees (as defined in the Fund’s governing documents), the Board has nominated Peter K. Werner and Thomas B. Winmill for re-election as Class II Trustees.  The nominees have consented to being named in this Proxy Statement and each has agreed to serve if elected.  If you properly execute and return your proxy but do not indicate any voting instructions, your shares will be voted for the re-election of the nominees.  Should a nominee withdraw or otherwise become unavailable for election due to events not now known or anticipated, it is intended that the proxy holders will vote for the election of such other person or persons as the Board may recommend.

Information Regarding the Nominees

    Set forth below is certain information regarding the nominees for re-election as Class II Trustees of the Fund.

Name, Address, and Date of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served(1)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex(2) Overseen by Trustee	Other Directorships Held by Trustee(3)
Independent Trustee Nominee(4)
Peter K. Werner 11 Hanover Square New York, NY 10005 August 16, 1959	Trustee (Class II)	Since May 2012	Since 1996, he has taught, directed, and coached many programs at The Governor’s Academy of Byfield, MA. Currently, he serves as chair of the History Department. Previously, he held the position of Vice President in the Fixed Income Departments of Lehman Brothers and First Boston. His responsibilities included trading sovereign debt instruments, currency arbitrage, syndication, medium term note trading, and money market trading.	6	None

Name, Address, and Date of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served(1)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex(2) Overseen by Trustee	Other Directorships Held by Trustee(3)
Interested Trustee Nominee
Thomas B. Winmill, Esq. (5) P.O. Box 4 Walpole, NH 03608 June 25, 1959	Trustee (Class II); President, Chief Executive Officer	Since May 2012
He is President, Chief Executive Officer, and a Trustee or Director of the Fund, Foxby Corp., and Midas Series Trust. He is President, Chief Executive Officer, and General Counsel of the Investment Manager and Midas Management Corporation (registered investment advisers, collectively, the “Advisers”), Bexil Securities and Midas Securities (registered broker-dealers, collectively, the “Broker-Dealers”), Bexil and Winco. He is a Director and Vice President of Global Income Fund, Inc., a Director of Bexil American and Castle Mortgage, and Vice President of Tuxis Corporation. He is Chairman of the Investment Policy Committee of each of the Advisers (the “IPCs”), which currently manage the Fund, Foxby Corp., Midas Magic, and Midas Perpetual Portfolio, and he is the portfolio manager of Midas Fund. He is a member of the New York State Bar and the SEC Rules Committee of the Investment Company Institute.
			6	Eagle Bulk Shipping Inc.

(1)
Pursuant to approval by shareholders at the Fund’s 2012 annual meeting on May 14, 2012, the Fund reorganized from a Maryland corporation called Dividend and Income Fund, Inc. into a Delaware statutory trust called Dividend and Income Fund. All of the Fund’s Trustees served as directors of Dividend and Income Fund, Inc. from February 2011 to May 14, 2012.

(2)	The Fund Complex is comprised of the Fund, Foxby Corp., Global Income Fund, Inc., and Midas Series Trust which are all managed by the Investment Manager or its affiliated persons.

(3)
Refers to directorships held by the nominee in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or any company registered as an investment company under the 1940 Act.

(4)	Nominee who is not an “interested person” of the Fund as defined under the 1940 Act (“interested person”). Neither the nominee, nor his immediate family members, held any positions (other than director or trustee of the investment companies in the Fund Complex (as defined above)) with Bexil Advisers or its affiliates or any person directly or indirectly controlling, controlled by, or under common control with Bexil Advisers or its affiliates, during the past five years.

(5)	Mr. Winmill is an “interested person” as defined in the 1940 Act because of his affiliations with Bexil Advisers, as noted above.

    In considering the nominees for re-election, the Board evaluated each nominee’s background and his oversight and service as a member of the boards of the funds in the Fund Complex.  With respect to the specific experience, qualifications, attributes, or skills that led to the conclusion that each nominee should be re-elected as Trustee of the Fund, the Board considered and evaluated each nominee’s relevant knowledge, experience, expertise and independence.  Mr. Werner has experience with financial, accounting, regulatory, investment, and board operational matters as well as monitoring investment advisers and other fund service providers through his former position as Vice President in the Fixed Income Departments of Lehman Brothers and First Boston and as a result of his service as an independent director for more than fifteen years on the boards of directors of the other investment companies in the Fund Complex. Mr. Winmill has experience with financial, accounting, regulatory, investment, and board operational matters as well as monitoring investment advisers and other fund service providers as a result of his service as an officer and interested director for more than fifteen years of the other investment companies in the Fund Complex. In addition, the Board considered each nominee’s experience with financial matters as a result of their industry experience.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RE
-ELECTION OF THE NOMINEES FOR CLASS II TRUSTEES.

Vote Required

    Pursuant to the Bylaws, unless all nominees for Trustee are approved by a majority of the Continuing Trustees, the affirmative vote of the holders of at least 75% of the outstanding shares of the Fund entitled to be voted shall be required to elect a Trustee.  If all nominees for Trustee are approved by a majority of the Continuing Trustees, a plurality (i.e., an excess of votes cast for such nominee over the votes cast for any other candidate) of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a Trustee.  Accordingly, the election of each nominee as Trustee requires the affirmative vote of a plurality of votes cast at the Meeting, provided a quorum is present.  Each share cast “FOR” each Trustee nominee will be counted toward the receipt of a plurality of votes.

Current Board Members

    In addition to the nominees for Class II Trustees set forth above, the Board of the Fund is comprised of the individuals listed below.

Name, Address,(1) and Date of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served(2)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex(3) Overseen by Trustee	Other Directorships Held by Trustee(4)
Independent Trustees(5)
Bruce B. Huber, CLU, ChFC, MSFS February 7, 1930	Trustee (Class I)	Since May 2012 (current term ends at the 2015 annual meeting, or thereafter when his successor is elected and qualified)	Retired. He is a former Financial Representative with New England Financial, specializing in financial, estate, and insurance matters. He is a member of the Board, emeritus, of the Millbrook School, and Chairman of the Endowment Board of the Community YMCA of Red Bank, NJ.	6	None
James E. Hunt December 14, 1930	Trustee (Class III)	Since May 2012 (current term ends at the 2014 annual meeting, or thereafter when his successor is elected and qualified)	Limited Partner of Hunt Howe Partners LLC, executive recruiting consultants.	6	None

(1)	The mailing address of each Trustee is 11 Hanover Square, New York, New York 10005.

(2)
Pursuant to approval by shareholders at the Fund’s 2012 annual meeting on May 14, 2012, the Fund reorganized from a Maryland corporation called Dividend and Income Fund, Inc. into a Delaware statutory trust called Dividend and Income Fund. All of the Fund’s trustees served as directors of Dividend and Income Fund, Inc. from February 2011 to May 14, 2012.

(3)	The Fund Complex is comprised of the Fund, Foxby Corp., Global Income Fund, Inc., and Midas Series Trust which are all managed by the Investment Manager or its affiliated persons.

(4)
Refers to directorships held by a Trustee during the past five years in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or any company registered as an investment company under the 1940 Act.

(5)
Trustees who are not “interested persons” of the Fund as defined under the 1940 Act. None of the Independent Trustees, nor their immediate family members, held any positions (other than director or trustee of the investment companies in the Fund Complex) with Bexil Advisers, its affiliates, or any person directly or indirectly controlling, controlled by, or under common control with the Bexil Advisers or its affiliates, during the two most recently completed calendar years.

    Executive Officers

       The current executive officers of the Fund are as follows:

Name, Address(1) and Date of Birth	Position(s) Held with Fund	Officer Since(2)	Principal Occupation(s) During Past 5 Years

Jacob Bukhsbaum July 3, 1983	Chief Compliance Officer, AML Officer, and Vice President	2012	Chief Compliance Officer, AML Officer, and Vice President of the other investment companies in the Fund Complex, the Advisers, Bexil, and Winco.
Heidi Keating (also known as Irene Kawczynski) March 28, 1959	Vice President	2012	Vice President of the other investment companies in the Fund Complex, the Advisers, Bexil, Winco, and Tuxis Corporation. She is a member of the IPCs.
Thomas O’Malley July 22, 1958	Chief Financial Officer, Chief Accounting Officer, Treasurer, and ice President	2012
Chief Accounting Officer, Chief Financial Officer, Vice President, and Treasurer of the other investment companies in the Fund Complex, the Advisers, the Broker-Dealers, Bexil Corporation, Winco, and Tuxis Corporation. He is Vice President of Bexil American. He is a certified public accountant.

John F. Ramirez, Esq. April 29, 1977	General Counsel, Chief Legal Officer, Vice President, and Secretary	2012
General Counsel, Chief Legal Officer, Vice President, and Secretary of the other investment companies in the Fund Complex and Tuxis Corporation. He is Vice President, Associate General Counsel, and Secretary of the Advisers, the Broker-Dealers, Bexil, and Winco. He is a member of the IPCs. He is Secretary and Vice President of Bexil American. He also is a member of the New York State Bar and the Chief Compliance Officer Committee and the Compliance Advisory Committee of the Investment Company Institute.

Mark C. Winmill November 26, 1957	Vice President	2012
Vice President of the other investment companies in the Fund Complex and Chief Investment Strategist and Executive Vice President of the Advisers. He is a member of the IPCs. He is President, Chief Executive Officer, and a Director of Global Income Fund, Inc. and Tuxis Corporation. He is Executive Vice President and a Director of Winco, Vice President of Bexil, and a principal of the Broker-Dealers. He is also a Director of the New York Self Storage Association.

(1)	The mailing address of each officer is 11 Hanover Square, New York, New York 10005.

(2)
Officers hold their positions with the Fund until a successor has been duly elected and qualifies. Officers are generally elected annually. The officers were last elected on December 12, 2012. Pursuant to approval by shareholders at the Fund’s 2012 annual meeting on May 14, 2012, the Fund reorganized from a Maryland corporation called Dividend and Income Fund, Inc. into a Delaware statutory trust called Dividend and Income Fund. Except Messrs. Bukhsbaum and Winmill, all of the Fund’s officers served as officers of Dividend and Income Fund, Inc. from February 2011 to May 14, 2012.

Trustee and Executive Officer Compensation

    Currently, the basis of compensation for the Independent Trustees is an annual retainer of $2,400, payable quarterly, a fee of $2,400 for each quarterly Board meeting attended, $250 for each special meeting attended, $250 for each committee meeting attended, and $500 per annum per committee chaired. Each Independent Trustee is reimbursed for reasonable travel and out-of-pocket expenses associated with attending Board and committee meetings. The Fund currently has no bonus, profit sharing, pension, or retirement plan. The Fund’s Interested Trustees and executive officers are eligible for bonuses from Bexil Advisers and may participate in a qualified retirement plan offered by Bexil Advisers. No current officer or Trustee of the Fund who is also a manager, officer, or employee of Bexil Advisers or its affiliates receives any remuneration from the Fund, except the Chief Compliance Officer.

    A summary of the compensation and benefits for the Trustees and nominees of the Fund for the fiscal year ended December 31, 2012 is shown in the following table:

Trustee and Executive Officer Compensation

Name of Trustee or Nominee	Aggregate Compensation from Fund	Total Compensation from Fund Complex Paid to Trustees
Independent Trustees/Nominee:
James E. Hunt	$10,856	$35,625
Bruce B. Huber	$10,856	$35,625
Peter K. Werner	$12,439	$41,825

Interested Nominee:
Thomas B. Winmill	$0	$0

Security Ownership of Management

The following table sets forth information describing the dollar range of equity securities beneficially owned by each Trustee and/or nominee in the Fund and in all investment companies in the aggregate within the Fund Complex overseen and/or to be overseen by each Trustee and/or nominee as of March 1, 2013.

Name of Trustee or Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Investment Companies Overseen by the Trustee/Nominee in the Fund Complex
Independent Trustees/Nominee:
James E. Hunt	None	over $100,000
Bruce B. Huber	None	$10,001-$50,000
Peter K. Werner	None	$10,001-$50,000

Interested Nominee:
Thomas B. Winmill	$50,001-100,000	over $100,000

    As of March 1, 2013, no Independent Trustee or Independent Trustee nominee owned beneﬁcially or of record any securities in the Investment Manager or in any person controlled by, under common control with, or controlling the Investment Manager.

Current Board Leadership Structure and Oversight Responsibilities

    The Board of Trustees is responsible for the oversight of the Fund’s operations. The Board is currently composed of four members, three of whom are Independent Trustees.  As described below, the Board has established four standing committees, Audit, Executive, Nominating, and Continuing Trustees, and may establish ad hoc committees or working groups from time to time, to assist the Board in fulfilling its oversight responsibilities. The inclusion of all Independent Trustees as members of the Audit Committee and the Nominating Committee allows all such Trustees to participate in the full range of the Board’s oversight duties, including oversight of risk management processes discussed below.

    The Trustees have designated Mr. Thomas B. Winmill to serve as the Chairman of the Board (the “Chairman”).  Mr. Winmill has been active in investment management for over 20 years as a portfolio manager, chief executive officer, general counsel, compliance officer, and in other capacities.  The Chairman presides at each Board meeting, establishes the agenda for Board meetings, and acts as the primary liaison between the Independent Trustees and Fund management.  The Chairman of the Board is an “interested person” of the Fund (as such term is defined in the 1940 Act).  The Independent Trustees have not appointed a lead independent Trustee.  The Independent Trustees believe that the utilization of an interested person as Chairman provides an efficient structure for them to coordinate with Fund management in carrying out their responsibilities.  The Independent Trustees also regularly meet among themselves and the Chairman plays an important role in communicating with them in identifying matters of special interest to be addressed by Fund management and the Board.  The Chairman may also perform such other functions as may be requested by the Trustees from time to time.  Designation as Chairman does not impose on such Trustee any duties or standards greater than or different from other Trustees.  The Trustees believe that the Board’s leadership structure, taking into account, among other things, its committee structure, which permits certain areas of responsibility to be allocated to the Independent Trustees, is appropriate given the characteristics and circumstances of the Fund.

Risk Oversight

    The operation of an investment company, including its investment activities, generally involves a variety of risks. As part of its oversight of the Fund, the Board oversees risk management through various regular Board and committee activities.  The Board, directly or through its committees, reviews reports from, among others, the Fund’s management, including the Fund’s Chief Compliance Officer, Bexil Advisers, the Fund’s independent registered public accounting firm, outside legal counsel, and others, as appropriate, regarding risks faced by the Fund and the risk management programs of Bexil Advisers and certain service providers.  The conduct of the Fund’s risk management programs is generally delegated to Bexil Advisers and other service providers to the Fund.  Although the risk management programs of Bexil Advisers and the service providers are designed to be effective, there is no guarantee that they will anticipate or mitigate all risks.  Not all risks that may affect the Fund can be identified, eliminated, or mitigated and some risks may not be anticipated or may be beyond the control of the Board or Bexil Advisers, its affiliates, or other service providers.

Qualification of Board of Trustees

Each Trustee’s background and his oversight and service as a member of the boards of the other investment companies in the Fund Complex was evaluated in determining whether he should serve as a Trustee of the Fund. With respect to the specific experience, qualifications, attributes, or skills that led to the conclusion that each person should serve as a Trustee of the Fund, each Trustee’s relevant knowledge, experience, expertise, and independence was considered and evaluated.  Messrs. Huber and Hunt have experience with financial, accounting, regulatory, investment, and Board operational matters as well as monitoring the Investment Manager and other Fund service providers as a result of their service as Independent Trustees for more than twenty-five years.

Board Committees and Board of Trustees’ Meetings

    Audit Committee. The Board has an Audit Committee comprised of the Independent Trustees.  The purpose of the Audit Committee is to meet with the Fund’s independent registered public accounting firm (“IRPAF”) to review its financial reporting, external audit matters, and fees charged by the IRPAF and to evaluate the independence of the IRPAF.  The Audit Committee is also responsible for recommending the selection, retention, or termination of the IRPAF and to review any other relevant matter to seek to provide integrity and accuracy in the Fund’s financial reporting.  The Audit Committee met two times during the fiscal year ended December 31, 2012.  A current copy of the Fund’s Audit Committee Charter is available on the Fund’s website at www.DividendandIncomeFund.com.

    Nominating Committee. The Board also has a Nominating Committee, comprised of Independent Trustees. The primary purposes and responsibilities of the Nominating Committee are (i) to identify individuals qualified to become members of the Board in the event that a position is vacated or created, (ii) to consider all candidates proposed to become members of the Board, subject to the procedures and policies set forth in the Nominating Committee Charter, the Fund’s Bylaws or resolutions of the Board, (iii) to select and nominate, or recommend for nomination by the Board, candidates for election as Trustees and (iv) to set any necessary standards or qualifications for service on the Board.  The Nominating Committee did not meet during fiscal year ended December 31, 2012.  A current copy of the Fund’s Nominating Committee Charter is available on the Fund’s website at www.DividendandIncomeFund.com.

    Executive Committee. The Board has an Executive Committee which was established in May 2012, comprised of Thomas B. Winmill and which may meet from time to time, the function of which is to exercise the powers of the Board between meetings of the Board to the extent permitted by law to be delegated and not delegated by the Board to any other committee. The Executive Committee did not meet during the fiscal year ended December 31, 2012.

    Committee of Continuing Trustees. The Fund has a Committee of Continuing Trustees which was established in May 2012, which may meet from time to time, to take such actions as are required by the Charter and Bylaws of the Fund.  The Committee of Continuing Trustees did not meet during the fiscal year ended December 31, 2012.  The Committee of Continuing Trustees is comprised of Messrs. Huber, Hunt, Werner, and Winmill.

    Special Committee. During the fiscal year ended December 31, 2012, the Fund formed an ad hoc Special Committee comprised of the Independent Trustees in connection with the Fund’s May 2012 reorganization.  The Special Committee met twice during the fiscal year ended December 31, 2012.

    The Fund has no compensation committee of the Board of Trustees.

    For the fiscal year ended December 31, 2012, the current Board of Trustees held four regularly scheduled meetings and three special meetings. For the fiscal year ended December 31, 2012, each of the Trustees currently in office attended at least 75% of the total number of meetings of the Board of Trustees and of all Committees of the Board held during the period in which he served.  The Fund does not have a formal policy regarding attendance by Trustees at annual meetings of shareholders but encourages such attendance.  On April 24, 2012, the Fund held an annual meeting of shareholders for the fiscal year ended December 31, 2012. One Trustee attended the Fund’s 2012 annual meeting of shareholders.

Information Regarding the Fund’s Process for Nominating Trustee Candidates

    In identifying potential nominees for the Board, the Nominating Committee may consider candidates recommended by one or more of the following sources: (i) the Fund’s current Trustees, (ii) the Fund’s officers, (iii) the Fund’s investment adviser, (iv) the Fund’s shareholders and (v) any other source the Nominating Committee deems to be appropriate.  The Nominating Committee will not consider self-nominated candidates.  The Nominating Committee may, but is not required to, retain a third party search firm at the Fund’s expense to identify potential candidates.  The Nominating Committee believes the Board may benefit from diversity of background, experience, and views among its members, and may consider this a factor in evaluating the composition of the Board, but has not adopted any specific policy in this regard.

    Pursuant to the Fund’s Bylaws, to qualify as a nominee for a Trusteeship or election as a Trustee, an individual, at the time of nomination or election as the case may be, (i)(A) shall be a resident United States citizen and have substantial expertise, experience or relationships relevant to the business of the Fund, (B) shall have a master’s degree in economics, finance, business administration or accounting, a graduate professional degree in law from an accredited university or college in the United States or the equivalent degree from an equivalent institution of higher learning in another country, or a certification as a public accountant in the United States, or be deemed an “audit committee financial expert” as such term is defined in Item 401 of Regulation S-K (or any successor provision) promulgated by the Securities and Exchange Commission; and (C) shall not serve as a Trustee or officer of another closed end investment company unless such company is managed by the Fund’s investment manager or investment adviser or by an affiliate of either; or (ii) shall be a current Trustee of the Fund.  In addition, to qualify as a nominee for a Trusteeship or election as a Trustee at the time of nomination or election as the case may be, (i) an incumbent nominee shall not have violated any provision of the Conflicts of Interest and Corporate Opportunities Policy (the “Policy”), adopted by the Board on May 8, 2012, as subsequently amended or modified, and (ii) an individual who is not an incumbent Trustee shall not have a relationship, hold any position or office or otherwise engage in, or have engaged in, any activity that would result in a violation of the Policy if the individual were elected as a Trustee. In addition, to qualify as a nominee for a Trusteeship or election as a Trustee at the time of nomination or election as the case may be, a person shall not, if elected as a Trustee, cause the Fund to be in violation of, or not in compliance with, applicable law, regulation or regulatory interpretation, or the Fund’s Declaration of Trust, or any general policy adopted by the Board of Trustees regarding either retirement age or the percentage of Interested Persons and non-Interested Persons to comprise the Fund’s Board of Trustees.

    The Nominating Committee of the Board of Trustees, in its sole discretion, shall determine whether an individual satisfies the foregoing qualifications. Any individual nominated by the Nominating Committee of the Board of Trustees shall be deemed to have satisfied the foregoing qualifications. Any individual not so nominated by the Nominating Committee of the Board of Trustees shall be deemed not to satisfy the foregoing qualifications, unless the Nominating Committee adopts a resolution setting forth the affirmative determination that such individual satisfied the foregoing qualifications. Any individual who does not satisfy the qualifications set forth under the foregoing provisions shall not be eligible for nomination or election as a Trustee.

    The Nominating Committee will consider and evaluate nominee candidates properly submitted by shareholders on the basis of the same criteria used to consider and evaluate candidates recommended by other sources.  Nominee candidates proposed by shareholders will be considered properly submitted for consideration by the Nominating Committee only if the qualifications and procedures set forth in Appendix A of the Nominating Committee Charter, as it may be amended from time to time by the Nominating Committee or the Board, are met and followed (recommendations not properly submitted will not be considered by the Nominating Committee).

    A candidate for nomination as a Trustee submitted by a shareholder will not be deemed to be properly submitted to the Nominating Committee for its consideration unless the following qualifications have been met and procedures followed:

(1)
A shareholder or group of shareholders (referred to in either case as a “Nominating Shareholder”) that, individually or as a group, has beneficially owned at least 5% of the Fund’s shares for at least two years prior to the date the Nominating Shareholder submits a candidate for nomination as a Trustee may submit one candidate to the Nominating Committee for consideration at an annual meeting of shareholders.

(2)
The Nominating Shareholder must submit any such recommendation (a “Shareholder Recommendation”) in writing to the Fund, to the attention of the Secretary, at the address of the principal executive offices of the Fund.

(3)	The Shareholder Recommendation must be delivered to or mailed and received at the principal executive offices of the Fund not less than 120 days before the first anniversary date of the Fund’s proxy statement released to shareholders in connection with the previous year’s annual meeting.

(4)	The Shareholder Recommendation must include: (i) a statement in writing setting forth (A) the name, date of birth, business address and residence address of the person recommended by the Nominating Shareholder (the "candidate"); (B) any position or business relationship of the candidate, currently or within the preceding five years, with the Nominating Shareholder or an Associated Person of the Nominating Shareholder (as defined below); (C) the class or series and number of all shares of the Fund owned of record or beneficially by the candidate, as reported to such Nominating Shareholder by the candidate; (D) any other information regarding the candidate that is required to be disclosed about a nominee in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of Trustees pursuant to Section 20 of the 1940 Act and the rules and regulations promulgated thereunder; (E) whether the Nominating Shareholder believes that the candidate is or will be an "interested person" of the Fund (as defined in the 1940 Act) and, if believed not to be an "interested person," information regarding the candidate that will be sufficient for the Fund to make such determination; and (F) information as to the candidate's knowledge of the investment company industry, experience as a trustee or senior officer of public companies, trusteeships on the boards of other registered investment companies and educational background; (ii) the written and signed consent of the candidate to be named as a nominee and to serve as a Trustee if elected; (iii) the written and signed agreement of the candidate to complete a trustees' and officers' questionnaire if elected; (iv) the Nominating Shareholder's consent to be named as such by the Fund; (v) the class or series and number of all shares of the Fund owned beneficially and of record by the Nominating Shareholder and any Associated Person of the Nominating Shareholder and the dates on which such shares were acquired, specifying the number of shares owned beneficially but not of record by each, and stating the names of each as they appear on the Fund's record books and the names of any nominee holders for each; and (vi) a description of all arrangements or understandings between the Nominating Shareholder, the candidate and/or any other person or persons (including their names) pursuant to which the recommendation is being made by the Nominating Shareholder. "Associated Person of the Nominating Shareholder" as used in this paragraph 4 means any person required to be identified pursuant to clause (vi) and any other person controlling, controlled by or under common control with, directly or indirectly, (a) the Nominating Shareholder or (b) any person required to be identified pursuant to clause (vi).

(5)
The Nominating Committee may require the Nominating Shareholder to furnish such other information as it may reasonably require or deem necessary to verify any information furnished pursuant to paragraph 4 above or to determine the qualifications and eligibility of the candidate proposed by the Nominating Shareholder to serve on the Board. If the Nominating Shareholder fails to provide such other information in writing within seven days of receipt of written request from the Nominating Committee, the recommendation of such candidate as a nominee will be deemed not properly submitted for consideration, and will not be considered, by the Nominating Committee.

    A detailed description of the criteria used by the Nominating Committee as well as information required to be provided by shareholders submitting candidates for consideration by the Nominating Committee are included in the Nominating Committee Charter.  The Nominating Committee Charter was approved by the Board on May 8, 2012.

Report of the Audit Committee

    Tait, Weller & Baker LLP (“TWB”), 1818 Market Street, Philadelphia, Pennsylvania 19103, was the IRPAF for the Fund for the fiscal year ended November 30, 2011 and the period ended December 31, 2011 and for the fiscal year ended December 31, 2012.  Representatives of TWB are not expected to attend the Meeting.

    The Fund’s Board of Trustees has adopted and approved a formal written charter for the Audit Committee, which sets forth the Committee’s responsibilities.  As required by the charter, the Audit Committee has received the written disclosures and the letter from TWB required by Rule 3526 of the Public Company Accounting Oversight Board and has discussed with TWB its independence with respect to the Fund.  The Fund has been advised by TWB that neither the firm nor any of its partners had a direct financial or material indirect financial interest in the Fund as of February 21, 2013.

    The Fund’s financial statements for the fiscal year ended December 31, 2012 were audited by TWB. The Audit Committee has reviewed and discussed the Fund’s audited financial statements with Fund management and TWB, and discussed certain matters with TWB addressed by Statements on Auditing Standards No. 61.  Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Trustees (and the Board approved) that the Fund’s audited financial statements be included in the Fund’s annual report for the Fund’s fiscal year ended December 31, 2012.

    Bruce B. Huber, Member of the Audit Committee
    James E. Hunt, Member of the Audit Committee
    Peter K. Werner, Chairman of the Audit Committee

Audit Fees

    The aggregate fees billed for professional services rendered by TWB for the audit of the Fund’s annual financial statements or for services that are normally provided in connection with statutory and regulatory filings or engagements were $28,500 for the fiscal year ended November 30, 2011 and period ended December 31, 2011 and $29,000 for the fiscal year ended December 31, 2012.

Audit-Related Fees

    The aggregate fees billed for assurance and related services rendered by TWB that are reasonably related to the performance of the audit or review of the Fund’s financial statements and are not reported under Audit Fees for the fiscal year ended November 30, 2011 and period ended December 31, 2011 and for the fiscal year ended December 31, 2012 were, respectively, $1,500 and $1,500.

Tax Fees

    The aggregate fees billed for tax-related services including tax compliance, tax advice, and tax planning rendered by TWB to the Fund were $3,500 for the fiscal year ended November 30, 2011 and period ended December 31, 2011 and $3,500 for the fiscal year ended December 31, 2012.

All Other Fees

    The aggregate fees billed by Ernst & Young (“E&Y”), the Fund’s former IRPAF, for agreed-upon procedures rendered in connection with the resignation by E&Y and the consent provided by it with respect to the Fund’s registration statement filing on November 10, 2011 were $9,500 for the fiscal year ended November 30, 2011 and the period ended December 31, 2011.  E&Y did not render any audit, audit-related, tax or any other services to the Fund or entities that control, are controlled by or under common control with the Fund for the fiscal year ended December 31, 2012.

Audit Committee Pre-Approval Policies and Procedures

    Pursuant to the Fund’s Audit Committee Charter, the Audit Committee shall consider for pre-approval any audit and non-audit services proposed to be provided by TWB to the Fund, and any non-audit services proposed to be provided by TWB to the Fund’s Investment Manager, if the engagement relates directly to the Fund’s operations or financial reporting. In those situations when it is not convenient to obtain full Audit Committee approval, the Chairman of the Audit Committee is delegated the authority to grant pre-approvals of audit, audit-related, tax, and all other services so long as all such pre-approved decisions are reviewed with the full Audit Committee at its next scheduled meeting. Such pre-approval of non-audit services proposed to be provided by the auditors to the Fund is not necessary, however, under the following circumstances: (1) all such services do not aggregate to more than 5% of total revenues paid by the Fund to the auditors in the fiscal year in which services are provided, (2) such services were not recognized as non-audit services at the time of the engagement, and (3) such services are brought to the attention of the Audit Committee, and approved by the Audit Committee, prior to the completion of the audit. No audit, audit-related, tax, or other services provided by TWB were approved pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Aggregate Non-Audit Fees

    The aggregate non-audit fees billed by TWB for services rendered to the Fund, and rendered to Bexil Advisers (not including any sub-adviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser), and any entity controlling, controlled by, or under common control with Bexil Advisers that provides ongoing services to the Fund for the fiscal year ended November 30, 2011 and period ended December 31, 2011 and for the fiscal year ended December 31, 2012 and were $12,500 and $3,500, respectively. The Audit Committee has determined that the provision of non-audit services that were rendered by TWB to Bexil Advisers (not including any sub-adviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser), and any entity controlling, controlled by, or under common control with Bexil Advisers that provides ongoing services to the Fund that were not pre-approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X is compatible with maintaining the principal accountant’s independence.

OTHER BUSINESS

    The Bylaws provide that the only matter that may be acted on at the Meeting is that stated in the notice of the Meeting. Accordingly, other than procedural matters relating to the re-election of Trustees, no other business may properly come before the Meeting.  If any such procedural matter requiring a vote of shareholders should arise, the persons named as proxies will vote on such procedural matter in accordance with their discretion.

ADDITIONAL INFORMATION
Change in Control

    On May 15, 2012, Bassett S. Winmill, who owned 100% of the voting stock (“voting stock”) of Winco, which indirectly owns approximately 22% of the outstanding common stock of Bexil, the sole member of Bexil Advisers, passed away.  In addition, Mr. Winmill owned shares of the outstanding common stock of Bexil directly. In connection with his death, Mr. Winmill’s ownership interest in the voting stock, among other assets, was transferred to the Winmill Family Trust.  The Winmill Family Trust owns all of the voting stock of Winco.  Pursuant to the trust agreement governing the Winmill Family Trust, Thomas B. Winmill and Mark C. Winmill, Bassett Winmill’s sons, were designated individual trustees of the Winmill Family Trust with sole authority to vote the voting stock on behalf of the Winmill Family Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Exchange Act and Section 30(h) of the 1940 Act in combination require the Fund’s Trustees, officers, investment adviser, affiliates of the investment adviser, and persons who beneficially own more than 10% of the Fund’s outstanding securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange.  Such persons are required by SEC regulations to furnish the Fund with copies of all such filings. Based on the Registrant’s review of Forms 3 and 4 and amendments thereto furnished to the Registrant during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Registrant with respect to its most recent fiscal year, the Registrant believes that the Reporting Persons complied with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934.

Discretionary Authority; Submission Deadlines for Shareholder Proposals

    Although no business may come before the Meeting other than that specified in the Notice of Annual Meeting of Shareholders, shares represented by executed and unrevoked proxies will confer discretionary authority to vote on matters which the Fund did not have notice of a reasonable time prior to mailing this Proxy Statement to shareholders. The Fund’s Bylaws provide that a shareholder of record may nominate a candidate for election as a Trustee at an annual meeting of shareholders or propose business for consideration at such meeting, provided generally that written notice be delivered to the Secretary of the Fund, at the principal executive offices, not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. Accordingly, pursuant to such Bylaws and Rule 14a-5(e)(2) of the 1934 Act, a record shareholder nomination or proposal intended to be considered at the 2014 Annual Meeting must be received by the Secretary of the Fund no earlier than November 21, 2013 nor later than December 21, 2013. Proposals should be mailed to the Fund, to the attention of the Fund’s Secretary, John F. Ramírez, 11 Hanover Square, New York, New York 10005. In addition, if you wish to have your proposal considered for the inclusion in the Fund’s 2014 Proxy Statement, we must receive it on or before November 21, 2013, pursuant to Rule 14a-8(e)(2). The submission by a shareholder of a proposal for inclusion in the proxy statement or presentation at the Meeting does not guarantee that it will be included or presented. Shareholder proposals are subject to certain requirements under the federal securities laws and Delaware law and must be submitted in accordance with the Fund’s Bylaws.

Shareholder Communications with the Board of Trustees

    The Fund’s Board of Trustees has adopted a process for shareholders to send communications to the Board. To communicate with the Board of Trustees or an individual Trustee of the Fund, a shareholder must send a written communication to that Fund's principal office at the address listed in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement, addressed to the Board of Trustees of the Fund or the individual Trustee. Such communications must be signed by the shareholder and identify the number of shares held by the shareholder.  All shareholder communications received in accordance with this process will be forwarded to the Board of Trustees or the individual Trustee. Any shareholder proposal submitted pursuant to rule 14a-8 under the Exchange Act, must continue to meet all the requirements of rule 14a-8.

Investment Manager

    The address of Bexil Advisers is 11 Hanover Square, New York, New York 10005.

Householding

    One Proxy Statement may be delivered to multiple shareholders at the same address unless you request otherwise.  You may request that we do not household proxy statements and/or obtain additional copies of the Proxy Statement by calling 1-212-785-0400 or writing to the Fund at 11 Hanover Square, New York, New York 10005.

March 19, 2013

IF YOU CANNOT BE PRESENT AT THE MEETING, WE URGE YOU TO COMPLETE, SIGN AND
DATE THE ENCLOSED PROXY CARD.  THE PROXY CARD SHOULD BE RETURNED IN THE
ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

DIVIDEND AND INCOME FUND

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2013

This proxy is solicited by and on behalf of the Board of Trustees of Dividend and Income Fund (the "Fund") for the Annual Meeting of Shareholders to be held on April 26, 2013 and at any postponement or adjournment thereof.

    The shareholder(s) of the Fund signing this proxy card hereby appoints Thomas B. Winmill and John F. Ramirez, and each of them, the attorneys and proxies of the signer of this proxy card, with full power of substitution in each of them, to attend the Annual Meeting of Shareholders to be held at 11 Hanover Square, 12th Floor, New York, New York 10005 on April 26, 2013, at 8:30 a.m. Eastern Time and at any postponements or adjournments thereof ("Meeting") to cast on behalf of the signer of this proxy card all votes that the signer of this proxy card is entitled to cast at the Meeting and otherwise to represent the signer of this proxy card at the Meeting with all of the powers possessed by the signer of this proxy card if personally present at the Meeting. The signer of this proxy card hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement and revokes any proxy heretofore given for the Meeting.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

DIVIDEND AND INCOME FUND

April 26, 2013

Please sign, date and return
promptly in the enclosed
postage paid envelope as
soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" THE RE-ELECTION OF EACH TRUSTEE.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To re-elect Peter K. Werner and Thomas B. Winmill to the Board of Trustees of the Fund as Class II Trustees with each to serve until 2016 or until his successor is elected and qualifies.
Nominees:
Your vote is important! Please sign and date the proxy card below and return it promptly in the enclosed postage paid envelope or otherwise to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219 so that your shares can be represented at the Meeting. If no instructions are given on the proposal, the proxies will vote FOR each nominee.

☐	For All Nominees	☐ Peter K. Werner
☐	Withhold Authority For All Nominees	☐ Thomas B. Winmill
QUESTIONS ABOUT THIS PROXY? Should you have any questions about the proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at 1-877-937-5449. Representatives are available Monday through Friday 8:00 a.m. to 8:00 p.m. Eastern Time.

☐	For All Except (See instructions below)

INSTRUCTIONS:		To withold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withold, as shown here: ■

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder	Date	Signature of Shareholder	Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duty authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.